FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS FIRST-QUARTER 2017 RESULTS

PROVO, Utah — May 3, 2017 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced first-quarter 2017 financial results.

Key Highlights
Revenue:	$499.1 million, a 6% improvement over Q1 2016; negatively impacted 1% by foreign currency fluctuations
Earnings Per Share (EPS):	$0.51, compared to $0.06 in Q1 2016 which included a $0.36 non-cash Japan customs charge
Sales Leaders:	54,600, a 1% year-over-year decrease
Customers:	980,000, a 2% year-over-year improvement

"We are pleased to deliver strong first-quarter results, which demonstrates the progress we made executing on our strategic priorities to increase customer trial and acquisition," said Ritch Wood, chief executive officer. "Our quarterly results reflect solid growth in Mainland China, South Asia/Pacific and EMEA. Our expanding social selling efforts and the continued rollout of ageLOC Me and ageLOC Youth contributed to our strong revenue during the quarter, positioning us to deliver solid performance for 2017."

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Nu Skin Enteprises, Inc.
May 3, 2017

Q1 2017 Operating Results
Revenue:	$499.1 million, a 7% constant currency improvement
Gross margin:	77.7% compared to 70.8% in Q1 2016, or 77.4% when excluding the Q1 2016 Japan customs charge
Selling Expenses:	41.9% of revenue compared to 41.5% in Q1 2016
G&A Expenses:	26.6% of revenue compared to 27.6% in Q1 2016
Operating Margin:	9.3% compared to 1.7% in Q1 2016, or 8.4% when excluding the Japan customs charge
Other Income / (Expense):	($4.6) million, compared to ($2.9) million in Q1 2016; the change is primarily interest expense
Income Tax Rate:	34.1% compared to 37.3% in Q1 2016; benefitted from a new stock compensation accounting standard
EPS:	$0.51, a 21% increase compared to Q1 2016, when excluding the Japan customs charge

Stockholder Value
Dividend Payments:	$19.0 million
Stock Repurchases:	$6.8 million; $192.9 million remaining in authorization

2017 Outlook
Q2 Revenue:	$530 to $550 million; negative foreign currency impact of 1 to 2%; prior year included $106 million in LTO revenue
Q2 EPS:	$0.65 to $0.70
2017 Revenue:	$2.26 to $2.30 billion; negative foreign currency impact of approximately 2 to 3%
2017 EPS	$3.10 to $3.25

"Looking forward, we will continue to focus on accelerating growth, driving innovation throughout our business, and empowering our customers and sales leaders with the products, programs, and platforms they need to succeed in a rapidly-evolving marketplace," said Wood. "A key component of our strategy is capitalizing on our early social selling success by expanding our reach through online channels globally. As part of this effort, we are making our product portfolio and business opportunity more accessible and attractive, particularly to the important millennial segment. We are confident that as we continue to execute on our initiatives, we will reach our 2017 business targets and will be well positioned for long-term growth and shareholder value creation."

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Nu Skin Enteprises, Inc.
May 3, 2017

"Our financial results in the first quarter put us on track to achieve our previously announced annual guidance," said Mark Lawrence, chief financial officer. "As we discussed at our investor day, we had significant limited-time-offers (LTOs) of $106 and $56 million in the second and third quarters of 2016. In the fourth quarter, we will begin a significant product introduction of our new ageLOC LumiSpa skin renewal and deep-cleansing device, which we anticipate will generate approximately $100 million in sales. These LTOs and product introductions will significantly impact our comparable sales and guidance for the balance of the year. We reiterate our 2017 forecast of $2.26 to $2.30 billion in revenue, and earnings per share of $3.10 to $3.25. We project second-quarter revenue of $530 to $550 million and earnings per share of $0.65 to $0.70," concluded Lawrence.
Conference Call
The Nu Skin management team will host a conference call with the investment community on May 3, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available at the same URL through May 19, 2017.

About Nu Skin Enterprises, Inc.
Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that include the Nu Skin® personal care brand, the Pharmanex® nutrition brand, and most recently, the ageLOC® anti-aging brand. The ageLOC brand has generated a loyal following for such products as the ageLOC Youth nutritional supplement, the ageLOC Me® customized skin care system, as well as the ageLOC TR90® weight management and body shaping system. Nu Skin sells its products through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific. As a long-standing member of direct selling associations globally, Nu Skin is committed to the industry's consumer guidelines that protect and support those who sell and purchase its products through the direct selling channel. Nu Skin is also traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskin.com.
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Nu Skin Enteprises, Inc.
May 3, 2017

Important information regarding forward-looking statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, sales force and customer base, growth, shareholder value creation, initiatives and areas of focus, and new product introductions; projections regarding revenue, earnings per share, foreign currency fluctuations, and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among our sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if we over-forecast demand for a product or change our planned initiatives or launch strategies;

•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by the company's sales force or others;
•	unpredictable economic conditions and events globally;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or favorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.
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Nu Skin Enteprises, Inc.
May 3, 2017

Non-GAAP Financial Measures: Earnings per share, gross margin and operating margin, each excluding the Japan customs charge, and constant-currency revenue growth are non-GAAP financial measures. Constant-currency revenue growth is calculated by translating the current period's revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's revenue. Management believes that the non-GAAP financial measures assist management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. These measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

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Nu Skin Enteprises, Inc.
May 3, 2017

The Company's revenue results by segment for the three-month periods ended March 31 are presented in the following table (in thousands).

	2017	2016	% Change	Constant Currency % Change

Mainland China	$150,004	$118,655	26.4%	33.1%
South Korea	82,471	86,118	(4.2%)	(8.2%)
South Asia/Pacific	69,798	63,578	9.8%	11.0%
Americas	65,658	65,748	(0.1%)	(0.4%)
Japan	61,156	65,091	(6.0%)	(7.3%)
Hong Kong/Taiwan	35,948	40,056	(10.3%)	(13.4%)
EMEA	34,064	32,585	4.5%	6.6%

Total	$499,099	$471,831	5.8%	6.6%

The company's Customers and Sales Leaders statistics by segment for the three-month periods ended March 31 are presented in the following table.

	2017		2016		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	176,000	19,100	142,000	16,900	23.9%	13.0%
South Korea	189,000	8,000	208,000	8,800	(9.1%)	(9.1%)
South Asia/Pacific	116,000	6,900	110,000	6,800	5.5%	1.5%
Americas	172,000	6,200	164,000	6,900	4.9%	(10.1%)
Japan	132,000	6,400	145,000	7,000	(9.0%)	(8.6%)
Hong Kong/Taiwan	70,000	3,900	77,000	4,800	(9.1%)	(18.8%)
EMEA	125,000	4,100	112,000	3,800	11.6%	7.9%

Total	980,000	54,600	958,000	55,000	2.3%	(0.7%)

"Customers" are persons who purchased products directly from the company during the previous three months.

"Sales Leaders" are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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Nu Skin Enteprises, Inc.
May 3, 2017

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the First Quarters Ended March 31, 2017 and 2016
(in thousands, except per share amounts)

	2017	2016

Revenue	$499,099	$471,831

Cost of sales	111,266	137,869

Gross profit	387,833	333,962

Operating expenses:
Selling expenses	209,008	195,559
General and administrative expenses	132,563	130,254
Total operating expenses	341,571	325,813

Operating income	46,262	8,149

Other income (expense), net	(4,567)	(2,863)
Income before provision for income taxes	41,695	5,286
Provision for income taxes	14,206	1,970

Net income	$27,489	$3,316

Net income per share:
Basic	$0.52	$0.06
Diluted	$0.51	$0.06

Weighted average common shares outstanding:
Basic	52,678	55,955
Diluted	54,057	56,411

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Nu Skin Enteprises, Inc.
May 3, 2017

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$335,578	$357,246
Current investments	11,759	10,880
Accounts receivable	28,838	31,199
Inventories, net	251,947	249,936
Prepaid expenses and other	77,717	65,076
	705,839	714,337

Property and equipment, net	450,607	444,732
Goodwill	114,954	114,954
Other intangible assets, net	61,678	63,553
Other assets	161,338	136,469
Total assets	$1,494,416	$1,474,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,076	$41,261
Accrued expenses	253,359	275,023
Current portion of long-term debt	99,482	82,727
	394,917	399,011

Long-term debt	329,001	334,165
Other liabilities	82,913	76,799
Total liabilities	806,831	809,975

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	449,762	439,635
Treasury stock, at cost	(1,251,788)	(1,250,123)
Accumulated other comprehensive loss	(74,771)	(84,122)
Retained earnings	1,564,291	1,558,589
	687,585	664,070
Total liabilities and stockholders' equity	$1,494,416	$1,474,045

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Nu Skin Enteprises, Inc.
May 3, 2017

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Gross Profit to Gross Profit Excluding Japan Customs Expense
(in thousands)

	Quarter Ended March 31,
	2017	2016

Revenue as reported	$499,099	$471,831

GAAP gross profit as reported	$387,833	$333,962

Japan customs expense	—	31,355

Gross profit excluding Japan customs expense	$387,833	$365,317

GAAP gross profit as a percent of revenue	77.7%	70.8%

Gross profit as a percent of revenue excluding Japan customs expense	77.7%	77.4%

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Operating Income to Operating Income Excluding Japan Customs Expense
(in thousands)

	Quarter Ended March 31,
	2017	2016

Revenue as reported	$499,099	$471,831

GAAP operating income as reported	$46,262	$8,149

Japan customs expense	—	31,355

Operating income excluding Japan customs expense	$46,262	$39,504

GAAP operating income as a percent of revenue	9.3%	1.7%

Operating income as a percent of revenue excluding Japan customs expense	9.3%	8.4%

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Nu Skin Enteprises, Inc.
May 3, 2017

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Japan Customs Expense
(in thousands, except per share amounts)

	Quarter Ended March 31,		% Increase
	2017	2016

GAAP net income as reported	$27,489	$3,316

Japan customs expense	—	31,355

Tax effect of Japan customs expense	—	(11,257)

Net income excluding Japan customs expense	$27,489	$23,414

GAAP diluted earnings per share	$0.51	$0.06	750.0%

Diluted earnings per share excluding Japan customs expense	$0.51	$0.42	21.4%

Diluted weighted-average common shares outstanding	54,057	56,411

CONTACTS:
Media:   media@nuskin.com, (801) 345-6397
Investors:   investorrelations@nuskin.com,  (801) 345-3577

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